
SAGINAW
SAGINAW

RAND LOGISTICS, INC.



Rand Logistics, Inc. (NASDAQ: RLOG)
Second Quarter FY2012
Earnings Conference Call
November 10, 2011
8:30 a.m. EDT

Forward-Looking Statements



This presentation contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2011.

RAND LOGISTICS, INC.

Conference Call Details



- The conference call webcast and accompanying slides are available on the Rand Logistics, Inc. website at: http://www.randlogisticsinc.com/presentations.html

- A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call.
  - 800-642-1687, Conference ID#26064812
  - 706-645-9291, Conference ID#26064812 for international callers

Agenda



- **Introduction**
  Laurence Levy, Chairman and Chief Executive Officer

- **Business Environment and Operational Overview**
  Scott Bravener, President of Lower Lakes

- **Financial Overview**
  Joe McHugh, Chief Financial Officer

- **Fiscal Year 2012 Growth Initiatives**
  Ed Levy, President of Rand Logistics

RAND LOGISTICS, INC.

Introduction
Laurence Levy



- We were pleased with our fiscal second quarter operating results, including an increase in operating income plus depreciation and amortization of 72.4%, to $14.1 million from $8.2 million in the year ago period.

- We were particularly pleased with the improvement in our vessel-level operating profitability, which we regard as a critical performance indicator. On a per sailing day basis, our vessel-level operating profitability increased 42.7% during the fiscal second quarter of fiscal 2012.

- We are realizing many of the benefits associated with a larger fleet, including:
  - a better ability to match the appropriate vessel capacity with customer requirements
  - relying less on outside vessel charters to meet the contractual needs of our customers
  - scheduling flexibility
  - expense efficiencies

- The past nine months have been transformational for our Company. Specifically, we have:
  - acquired four vessels and have a fifth under contract, which we expect to close on over the next several weeks
  - successfully integrated three of the four new vessels into our operations;
  - completed the repowering of our last remaining steam powered vessel to diesel;
  - completed an equity raise of $16.8 million and are finalizing a $20 million debt syndication to fund the acquisition of the fifth vessel
  - extended the maturity of our existing debt facility by two years from April 2013 to April 2015

- We believe our year-to-date results clearly illustrate the benefits of our differentiable and sustainable competitive advantages, including:
  - high barriers to entry
  - a non-duplicatable asset portfolio
  - customer and end-market diversification
  - long term contracts with revenue visibility
  - an efficient cost structure

Business Environment and Operational Overview
Scott Bravener



- We continue to experience strong demand for the commodities that we carry and we will sail into January 2012 to ensure that we meet our customers' shipping needs.

- Based on current market conditions, all of our sailing days are already contractually committed for the 2012 sailing season, including the sailing days related to the dry bulk self unloading ATB that we anticipate closing on prior to the year end.

- In general, there was not a material shift in the mix of commodities that we transported in the quarter ended September 30, 2011, versus our historical mix.

- As we had projected, our salt tonnage, which increased by approximately 16% in the first six months of fiscal 2012 versus the same period last year, has rebounded back to more normal levels due to more typical weather conditions this past winter in the Great Lakes region.

- Also of note, our grain tonnage increased by approximately 12% in the six month period ended September 30, 2011.

RAND LOGISTICS, INC.

Business Environment and Operational Overview

Scott Bravener



US Flag Great Lakes Dry-Bulk Cargo Carriage – September YTD
(net tons in thousands)


Iron Ore
40,000
35,000
30,000
25,000
20,000
15,000
10,000
29,848
29,781
10.6%
32,927
2010
YTD 5-Yr Average
2011


Salt
1,200
1,000
800
600
400
200
0
945
858
14.6%
984
2010
YTD 5-Yr Average
2011


Coal
20,000
15,000
10,000
5,000
14,909
16,137
-13.4%
13,974
2010
YTD 5-Yr Average
2011


Grain
250
200
150
100
50
0
185
208
-23.3%
159
2010
YTD 5-Yr Average
2011


Limestone
19,000
17,000
15,000
13,000
11,000
9,000
7,000
5,000
14,796
16,677
-10.3%
14,963
2010
YTD 5-Yr Average
2011


Sand
300
250
200
150
100
50
0
128
213
-3.6%
206
2010
YTD 5-Yr Average
2011

Rand total tonnage for September YTD increased by 15.4% year -over-year, excluding outside voyage charter.

* Data from Lake Carriers Association

RAND LOGISTICS, INC.



Rand Tonnage by Cargo

Q2 FY2011


Slag 0.6%
Pet Coke 0.2%
Oxide 1.2%
Coke 0.6%
Grain 9.6%
Salt 11.6%
Aggregates 46.4%
Ore 13.4%
Coal 16.4%
Aggregates
Coal
Ore
Salt
Grain
Slag
Pet Coke
Oxide
Coke

Q2 FY2012


Slag 1.8%
Pet Coke 0.9%
Oxide 0.6%
Coke 0.3%
Grain 7.4%
Salt 10.2%
Ore 12.7%
Aggregates 52.7%
Coal 13.4%
Aggregates
Coal
Ore
Salt
Grain
Slag
Pet Coke
Oxide
Coke

RAND LOGISTICS, INC.



Rand Tonnage by Cargo

Sept YTD FY2011


Slag 0.9%
Pet Coke 0.7%
Coke 0.3%
Oxide 0.8%
Grain 9.6%
Salt 11.8%
Aggregates 46.9%
Coal 14.9%
Ore 14.1%
Aggregates
Ore
Coal
Salt
Grain
Slag
Pet Coke
Coke
Oxide

Sept YTD FY2012


Slag 1.9%
Pet Coke 0.8%
Coke 0.6%
Oxide 0.4%
Grain 9.3%
Salt 11.8%
Aggregates 49.2%
Coal 12.6%
Ore 13.4%
Aggregates
Ore
Coal
Salt
Grain
Slag
Pet Coke
Coke
Oxide

RAND LOGISTICS, INC.



Key Metrics
Q2 FY2011 vs. Q2 FY2012



Sailing Days
1,300
1,250
1,200
1,150
1,100
1,050
1,000
1,081
1,190
10.1%
Q2 FY2011
Q2 FY2012



Marine Freight
Revenue per Day
30,500
30,000
29,500
29,000
28,500
28,000
27,500
27,000
28,035
29,550
5.4%
Q2 FY2011
Q2 FY2012

Our total Sailing Days increased 109 days, or 10.1%, to 1,190 Sailing Days during the three month period ended Sept 30, 2011, from 1,081 Sailing Days during the three month period ended Sept 30, 2010.

Our vessel utilization was 95% of the theoretical maximum of 1,254 days for Q2 FY2012.



Key Metrics

Six Months Ended Sept 2010 vs. Sept 2011

Sailing Days


2,400
2,300
2,200
2,100
2,000
1,900
2,104
2,255
7.2%
Sept YTD FY2011
Sept YTD FY2012

Marine Freight Revenue per Day


30,000
29,500
29,000
28,500
28,000
27,500
27,000
26,500
26,000
27,905
29,205
4.7%
Sept YTD FY2011
Sept YTD FY2012

Total Sailing Days increased 151 days, or 7.2%, to 2,255 Sailing Days during the six month period ended Sept 30, 2011, from 2,104 Sailing Days during the six month period ended Sept 30, 2010.

Our vessel utilization was 93% of the theoretical maximum of 2,437 days for Sept YTD FY2012.

Business Environment and Operational Overview
Scott Bravener



- We operated fourteen vessels during the three month period ended September 30, 2011, including the vessel acquired in July 2011, compared to twelve vessels during the same year-ago period.

- Our total sailing days increased by 109 days, or 10.1%, to 1,190 sailing days during the three month period ended September 30, 2011, compared to 1,081 sailing days during the same year-ago period and a theoretical maximum of 1,254.
  - The variance between actual and the theoretical maximum number of sailing days was a result of vessels out of service for repair and a delay in grain tonnage available for shipment due to seasonal factors.
  - The larger percentage increase in tonnage compared to the percentage increase in sailing days reflects the larger average size of our vessels utilized in the three month period ended September 30, 2011 versus the comparable year-ago period, that resulted from the addition of three vessels in the 2011 sailing season, and the long term lay-up of one of our vessels.

- We believe that our per day vessel-level operating profitability, which equals vessel revenue less all direct vessel expenses (including repairs and maintenance) – divided by sailing days, is one of the most important metrics that we monitor.

- We are encouraged that we have increased this vessel-level operating margin per day by nearly 26% for the fleet overall for the six months ended September 30, 2011 versus the comparable period last year.

- While we are very pleased with our results to-date, we believe there is still room for improvement in our vessel-level operating profitability as we continue to improve our operating practices. This includes making sure that all vessels have completed scheduled winter maintenance by our fiscal year end.



RAND LOGISTICS, INC.

Financial Overview
Joe McHugh



	Three months ended Sept 30, 2011	Three months ended Sept 30, 2010
Sailing Days	1,190	1,081
Freight Revenue/Sailing Day	$29,550	$28,035
(Vessel Operating Expenses less Fuel and Other Surcharge Revenue)/Sailing Day	$15,475	$18,294
Repairs and Maintenance Expenses/Sailing Day	$173	$ -
G&A (in millions)	$2.4	$2.3
Average F/X Rate	$1.021 USD per CAD	$0.962 USD per CAD

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh



	Six months ended Sept 30, 2011	Six months ended Sept 30, 2010
Sailing Days	2,255	2,104
Freight Revenue/Sailing Day	$29,205	$27,905
Vessel Operating Expenses less Fuel and Other Surcharge Revenue/Sailing Day	$15,813	$17,604
Repairs and Maintenance Expenses/Sailing Day	$458	$21
G&A (in millions)	$5.4	$ 4.7
Average F/X Rate	$1.027USD per CAD	$0.968USD per CAD

Financial Overview
Joe McHugh



Operating Income Plus Depreciation and Amortization Bridge
Q2 FY2012 Actual vs. Q2 FY2011 Actual
(U.S. Dollars 000's)



$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$8,196
$4,178
$1,487
$468
($201)
$14,128
Q2 FY2011 Actual
Vessel Fleet Increase Impact
Net Incident & Insurance Assessments Impact
Currency Translation
Layup/Fitout & Winter Work
Q2 FY2012 Actual
Q2 FY2011 Actual
Vessel Fleet Increase Impact
Net Incident & Insurance Assessments Impact
Currency Translation
Layup/Fitout & Winter Work
Q2 FY2012 Actual

RAND LOGISTICS, INC.



Financial Overview
Joe McHugh

Operating Income Plus Depreciation and Amortization Bridge
Sept YTD FY2012 vs. Sept YTD FY2011
(U.S. Dollars 000's)



$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$16,965
$5,669
$1,964
$763
($950)
($601)
$23,810
September YTD FY2011 Actual
Vessel Fleet Increase Impact
Net Incident & Insurance Assessments Impact
Currency Translation
Layup/Fitout & Winter Work
Admin.
September YTD FY2012 Actual
September YTD FY2011 Actual
Vessel Fleet Increase Impact
Net Incident & Insurance Assessments Impact
Currency Translation
Layup/Fitout & Winter Work
Admin.
September YTD FY2012 Actual

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh





Operating Income Plus Depreciation and Amortization*
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
FY07 Q4
FY08 Q1
FY08 Q2
FY08 Q3
FY08 Q4
FY09 Q1
FY09 Q2
FY09 Q3
FY09 Q4
FY10 Q1
FY10 Q2
FY10 Q3
FY10 Q4
FY11 Q1
FY11 Q2
FY11 Q3
FY11 Q4
FY12 Q1
FY12 Q2
Trailing Four Quarters Operating Income plus Depreciation and Amortization

* Excludes GE Amendment Fee of $446K incurred in FY2010 and acquisition related costs in FY2011

RAND LOGISTICS, INC.

Fiscal Year 2012 Growth Initiatives
Ed Levy



Repowering the SS Michipicoten

- We completed the conversion of our last steam powered vessel, the SS Michipicoten, to diesel and reintroduced this vessel into service on June 1, 2011.

- Notwithstanding having only sailed 122 days during the 2011 sailing season through September 2011, versus 183 days during the 2010 sailing season, and incurring $200,000 of fit out expenses in the year-to-date period during the 2011 sailing season, versus none during the 2010 sailing season, the vessel operating margin per day for this vessel has increased by over 111% year-over-year.

Vessels Acquisition

- We are pleased with the vessels we acquired in February 2011. Through September 2011, on a combined basis the two vessels have met the projections that the acquisition was predicated on.

- These vessels are allowing us to be more competitive in the movement of certain commodities, thereby increasing our addressable market.

RAND LOGISTICS, INC.

Fiscal Year 2012 Growth Initiatives
Ed Levy



Second Quarter FY12 Acquisitions

- In July 2011 we acquired the Manitoba, a Canadian dry bulk carrier, and simultaneously extended an existing long-term contract of affreightment. This contract of affreightment will utilize substantially all of the Manitoba's sailing days.
  - The Manitoba was a classic tuck-in acquisition of a vessel we are very familiar with, as we have been operating the vessel under a long-term time charter for the last four years.
  - Given fit out costs incurred in late July and August, this vessel was marginally profitable in the quarter ended September 30, 2011.

- In September we announced the signing of purchase and sale agreements to acquire one Jones Act compliant dry bulk self-unloading vessel and one bulk carrier, for a total purchase price of $25 million before approximately $10 million of vessel modifications.
  - Since the announcement, we have closed on the purchase of the bulk carrier, converted it to Canadian flag and it is currently undergoing modifications at a shipyard in Vera Cruz, Mexico.
  - We plan to introduce the vessel into service by late December 2011.
  - Beginning in April 2012, the vessel is fully committed under a long-term time charter agreement.
  - Besides this vessel achieving a 15% return on invested capital hurdle on a standalone basis, by introducing it into service, we will be freeing up capacity on an existing self-unloader. This capacity will be absorbed by existing excess contractual demand.

RAND LOGISTICS, INC.

Fiscal Year 2012 Growth Initiatives
Ed Levy



Outlook

- We are in the final stages of syndicating an additional $20 million of long-term debt. This incremental debt will be added to our existing term loan facility, whose maturity date was recently extended through April 2015.
  - Proceeds from the incremental term loan, as well as proceeds from our recently completed equity offering, will be used to purchase and modify the second of the two vessel acquisitions related to the asset purchase agreements signed in September 2011.
  - As an indication of the customer demand that we are experiencing, based on current market conditions, this vessel is already fully booked under long term contracts for the 2012 and beyond sailing seasons.
- While 2011 has been a transformational year for our Company, we continue to believe that our customer needs and the structural dynamics within our markets will present us with meaningful growth opportunities over the next three to five years.
- Given the size of our fleet and the efficiencies that are derived from scale, as well as our low cost operating structure, we believe that as a result of the actions we have taken in 2011 we are uniquely positioned to capitalize on these structural growth opportunities.
- We are continuing to evaluate ways to add to the number of vessels in our fleet.
- An equally important priority for our Company over the next twelve months will be to repay the accrued preferred dividends on our preferred stock with cash flow from operations.

RAND LOGISTICS, INC.